Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT & WAIVER

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT & WAIVER (this “Amendment”) is made and entered into as of August 25, 2011 by and among LUBY’S, INC., a Delaware corporation (the “Company”); each of the Lenders which is or may from time to time become a party to the Credit Agreement (as defined below) (individually, a “Lender” and, collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A. The Company, the Lenders and the Administrative Agent executed and delivered that certain Credit Agreement dated as of November 9, 2009, as amended by instruments dated as of January 31, 2010, July 26, 2010, September 30, 2010 and October 31, 2010. Said Credit Agreement, as amended, supplemented and restated, is herein called the “Credit Agreement”. Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Credit Agreement.

B. The Company formed four new Subsidiaries, Fuddruckers Tulsa, LLC, a Texas limited liability company (“Tulsa”), R. Wes, Inc., a Texas corporation (“Wes”), Fuddruckers of Annapolis, LLC, a Maryland limited liability company (“Annapolis”), and Fuddruckers of Howard County, LLC, a Maryland limited liability company (“Howard”, and together with Tulsa, Wes, and Annapolis, the “New Subsidiaries”).

C. The Borrower did not provide at least fifteen (15) Business Days’ prior notice of the formation of the New Subsidiaries as required by Section 6.12 of the Credit Agreement (the “Subsidiary Default”)

D. The Company, the Lenders and the Administrative Agent desire to amend the Credit Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent do hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.

(a) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby to read in its entirety as follows:

“Applicable Rate” means, for any day with respect to any ABR Loan or Eurodollar Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Leverage Ratio as of the most recent determination date:

Total Leverage Ratio	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1: greater than 1.25	2.00	3.75	0.40
Category 2: greater than 0.50 but less than or equal to 1.25	1.50	3.25	0.35
Category 3: less than or equal to 0.50	1.00	2.75	0.30

For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Sections 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; but the Total Leverage Ratio shall be deemed to be in Category 1 at the request of the Required Lenders if the Borrower fails to timely deliver the consolidated financial statements required to be delivered by it pursuant to Sections 5.01(a) or (b), during the period from the deadline for delivery thereof until such consolidated financial statements are received.

(b) The definition of “Commitment” set forth in Section 1.01 of the Credit Agreement is hereby to read in its entirety as follows:

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.07 and (b) reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment as of August 25, 2011 is set forth on Schedule 2.01. The aggregate amount of the Lenders’ Commitments as of August 25, 2011 is $50,000,000.

(c) A new definition of “Debt Service Coverage Ratio” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Debt Service Coverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) EBITDA for the four fiscal quarters ending on such date to (b) the sum of (x) Interest Expense for such four fiscal quarter period plus (y) Phantom Amortization for such four fiscal quarter period, determined in each case on a consolidated basis for Borrower and its Subsidiaries.

(d) The definition of “Guarantors” set forth in Section 1.01 of the Credit Agreement is hereby to read in its entirety as follows:

“Guarantors” means each of the present or future Subsidiaries of the Borrower.

(e) The definition of “Guaranty” set forth in Section 1.01 of the Credit Agreement is hereby to read in its entirety as follows:

“Guaranty” means (i) that certain Guaranty dated as of November 9, 2009 executed by all of the then current Subsidiaries of the Borrower in favor of the Administrative Agent and (ii) any and all other guaranties now or hereafter executed in favor of the Administrative Agent relating to the Obligations hereunder and the other Loan Documents, as any of them may from time to time be amended, modified, restated or supplemented.

(f) The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby to read in its entirety as follows:

“Maturity Date” means September 1, 2014.

(g) A new definition of “Maximum Loan to Value Ratio” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Maximum Loan to Value Ratio” means fifty percent (50%); provided that if the Borrower exceeds $5,000,000 in net profit after tax (excluding other comprehensive income and goodwill impairment, as determined in accordance with GAAP) at its 2012 fiscal year end, the Maximum Loan to Value Ratio shall be increased to sixty-five percent (65%).

(h) A new definition of “Net Profit” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Net Profit” means, at any date, net income after tax from continuing operations plus asset impairment charges from continuing operations, determined in accordance with GAAP.

(i) A new definition of “Tangible Net Worth” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Tangible Net Worth” means, at any date, (i) total assets as of such date minus (ii) the sum of total liabilities and any intangible assets (including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names) as of such date, determined in accordance with GAAP.

(j) Section 2.07(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(k) Section 2.07(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

(d) At any time prior to the expiration of the Revolving Availability Period, and so long as no Default or Event of Default shall have occurred which is continuing, the Borrower may elect to increase the aggregate of the Commitments to an amount not exceeding $70,000,000 minus any reductions in the Commitments pursuant to Section 2.07(b) hereof, provided that (i) the Borrower shall give at least fifteen (15) Business Days’ prior written notice of such increase to the Administrative Agent and each existing Lender, (ii) each existing Lender shall have the right (but not the obligation) to subscribe to its pro rata share of the proposed increase in the Commitments by giving written notice of such election to the Borrower and the Administrative Agent within ten (10) Business Days after receipt of a notice from the Borrower as above described and only if an existing Lender does not exercise such election may the Borrower elect to add a new Lender, (iii) no Lender shall be required to increase its Commitment unless it shall have expressly agreed to such increase in writing (but otherwise, no notice to or consent by any Lender shall be required, notwithstanding anything to the contrary set forth in Section 9.02 hereof), (iv) the addition of new Lenders shall be subject to the terms and provisions of Section 9.04 hereof as if such new Lenders were acquiring an interest in the Loans by assignment from an existing Lenders (to the extent applicable, i.e. required approvals, minimum amounts and the like), (v) the Borrower shall execute and deliver such additional or replacement Notes and such other documentation (including evidence of proper authorization) as may be reasonably requested by the Administrative Agent, any new Lender or any Lender which is increasing its Commitment, (vi) no Lender shall have any right to decrease its Commitment as a result of such increase of the aggregate amount of the Commitments, (vii) the Administrative Agent shall have no obligation to arrange, find or locate any Lender or new bank or financial institution to participate in any unsubscribed portion of such increase in the aggregate committed amount of the Commitments, and (viii) such option to increase the Commitments may only be exercised once. The Borrower shall be required to pay (or to reimburse each applicable Lender for) any breakage costs incurred by any Lender in connection with the need to reallocate existing Loans among the Lenders following any increase in the Commitments pursuant to this provision.

(l) Section 2.11(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

(a) The Loans comprising each ABR Borrowing shall bear interest at the lesser of (i) the sum of the Alternate Base Rate plus the Applicable Rate or (ii) the Ceiling Rate

(m) Section 2.11(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the lesser of (i) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) the Ceiling Rate.

(n) Section 5.03(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

(c) In the event that (i) either (x) an Appraisal has been provided pursuant to Section 5.14 of this Agreement or (y) any Mortgaged Property is sold pursuant to Section 6.05 of this Agreement, and (ii) the Loan to Value Ratio exceeds the Maximum Loan to Value Ratio (such event being herein called an “Additional Real Collateral Event”), as soon as practicable and in any event within forty-five (45) days after an Additional Real Collateral Event, Borrower shall (1) execute and deliver or cause to be executed and delivered a Mortgage or Mortgages, in form and substance reasonably satisfactory to Administrative Agent, in favor of Administrative Agent and duly executed by Borrower or the applicable Subsidiary, covering and affecting and granting a first-priority Lien upon real property with an Appraisal value that is in an amount sufficient to cause the Loan to Value Ratio to not exceed the Maximum Loan to Value Ratio (the real property covered by the Mortgage or Mortgages created pursuant to this Section 5.03(c) being herein called the “Additional Real Collateral”), and such other documents (including, without limitation, surveys, environmental assessments, certificates and legal opinions, all in form and substance reasonably satisfactory to Administrative Agent) as may be required by Administrative Agent in connection with the execution and delivery of such Mortgage or Mortgages, (2) deliver or cause to be delivered by Subsidiaries of Borrower such other documents or certificates consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Administrative Agent may reasonably request, (3) to the extent required by Administrative Agent, cause a title insurance underwriter satisfactory to Administrative Agent to issue to Administrative Agent a mortgage policy of title insurance, in form and substance satisfactory to Administrative Agent, insuring the first-priority Lien of the applicable Mortgage in such amount as is satisfactory to Administrative Agent and (4) deliver or cause to be delivered by Subsidiaries of Borrower evidence reasonably satisfactory to the Administrative Agent that such Additional Real Property lies in an area requiring special notices of flood hazard issues or the purchase of flood hazard insurance. The Additional Real Collateral shall become Mortgaged Property and Scheduled Real Property for purposes of this Agreement. The real property that constitutes Additional Real Collateral shall be selected at the Borrower’s discretion and shall be satisfactory to the Required Lenders.

(o) Section 5.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 5.13 Financial Covenants. The Borrower will have and maintain:

(a) Debt Service Coverage Ratio – a Debt Service Coverage Ratio of not less than (i) 2.00 to 1.00, beginning with the end of the 4Q11 and ending 1Q12, (ii) 2.25 to 1.00 beginning with the end of the 2Q12 and ending 1Q13 and (iii) 2.50 to 1.00 beginning with the end of the 2Q13 and thereafter.

(b) Minimum EBITDA - EBITDA of not less than (i) $7,000,000 for the third fiscal quarter of the Borrower’s 2011 fiscal year and (ii) $6,500,000 for the fourth fiscal quarter of the Borrower’s 2011 fiscal year.

(c) Tangible Net Worth - minimum Tangible Net Worth of not less than (1) $126,700,000 as the last day of the third fiscal quarter of the Borrower’s 2011 fiscal year and (2) at all times during each fiscal quarter thereafter, the minimum Tangible Net Worth required as of the immediately preceding fiscal quarter plus 60% of the consolidated net income of the Borrower (if positive) for such immediately preceding fiscal quarter.

(d) Net Profit – First Three Fiscal Quarters of 2012 (1Q12, 2Q12 and 3Q12) – minimum Net Profit of not less than $1.00 for at least one of the first three fiscal quarters of the Borrower’s 2012 fiscal year.

(e) Net Profit – Two Consecutive Quarters (Beginning with 4Q12 and later) – minimum Net Profit of not less than $1.00 for at least one of any two consecutive fiscal quarters beginning with the fourth fiscal quarter of the Borrower’s 2012 fiscal year.

(f) Net Profit – Four Consecutive Quarters – minimum Net Profit of not less than $1.00 for any period of four consecutive fiscal quarters beginning with the four consecutive fiscal quarters ending with the fourth quarter of the Borrower’s 2011 fiscal year.

(p) Section 6.08 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 6.08 Restricted Payments. The Borrower will not, nor will it permit any other Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so. Notwithstanding the foregoing, at any time (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrower may declare and pay such payments or prepayments of Subordinated Debt as may be permitted under the terms and provisions of any applicable Subordination Agreement, and (iv) the Borrower may pay management fees to advisors and consultants. Without limiting the foregoing, the Borrower may declare and pay any Restricted Payments so long as (x) there are no Loans outstanding at the time of (and after giving effect to) the proposed Restricted Payments, (y) no Default or Event of Default has occurred which is continuing (or would reasonably be expected to arise by reason of the proposed Restricted Payments) and (z) the Borrower exceeds $5,000,000 in net profit after tax (excluding other comprehensive income and goodwill impairment), determined in accordance with GAAP, at each fiscal year end of the Borrower preceding the proposed Restricted Payments.

(q) Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 6.13 Capital Expenditures. The Borrower will not, and will not permit any other Loan Party to, make a Capital Expenditure if, after giving effect to such Capital Expenditure, (a) any Event of Default is then existing or would arise as a result of the applicable Capital Expenditure or (b) aggregate Capital Expenditures for the Borrower’s 2011 fiscal year would exceed $15,000,000 or aggregate Capital Expenditures for any subsequent fiscal year of the Borrower would exceed the sum of (x) the lesser of (i) $38,000,000 or (ii) an amount equal to one hundred thirty percent (130%) of EBITDA for immediately preceding fiscal year of the Borrower plus (y) any unused availability for Capital Expenditures from the immediately preceding fiscal year (but not from any earlier fiscal year). Acquisitions permitted under the terms and provisions of Section 6.14 hereof shall not be treated as Capital Expenditures for purposes of this Section.

(r) Section 6.14(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

(a) Aggregate consideration paid by the Loan Parties in connection with all acquisitions occurring on or after August 25, 2011 shall not exceed $5,000,000;

(s) Section 6.14(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

(e) the Borrower can demonstrate, on a pro forma basis, after giving effect to such acquisition that the Total Leverage Ratio does not exceed 2.50 to 1.00; and

(t) Schedule 1.01(b) to the Credit Agreement is hereby amended to be identical to Schedule 1.01(b) attached hereto.

(u) Schedule 2.01 to the Credit Agreement is hereby amended to be identical to Schedule 2.01 attached hereto.

(v) Exhibit B to the Credit Agreement is hereby amended to be identical to Exhibit B attached hereto.

SECTION 2. Waiver of Existing Default. The Company hereby acknowledges the existence of the Default arising as a result of the Subsidiary Default. The Lenders hereby agree, subject to the terms and conditions of this Amendment, to waive the Subsidiary Default. The waiver by the Lenders described in this Section 2 is contingent upon the satisfaction of the conditions precedent set forth in Section 3 below and is limited to the Subsidiary Default. Such waiver shall not be construed to be a consent to or a permanent waiver of Section 6.12 of the Credit Agreement, or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

SECTION 3. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon delivery to the Administrative Agent of each of the following:

(a) the Administrative Agent shall have received from the Loan Parties and all of the Lenders either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page of this Amendment) that such party has signed counterparts of this Amendment.

(b) the Administrative Agent shall have received fully executed counterparts of a joinder agreement (the “Joinder Agreement”) executed by the New Subsidiaries, in form and substance satisfactory to the Lenders, whereby the New Subsidiaries join in and become liable under the Guaranty and the Security Agreement executed by the other Subsidiaries of the Borrower in favor of the Administrative Agent;

(b) the Administrative Agent shall have received such documents, certificates and opinions as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company and the New Subsidiaries and the authorization of the execution and delivery of this Amendment and the Joinder Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c) the Administrative Agent shall have received, for the pro rata benefit of the Lenders, an amendment fee in an amount equal to the product of 0.50% times the aggregate of the Commitments of such Lenders executing this Amendment (after giving effect to the increase of the Commitments set forth herein).

SECTION 4. Ratification. Except as expressly amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect. None of the rights, title and interests existing and to exist under the Credit Agreement are hereby released, diminished or impaired, and the Company hereby reaffirms all covenants, representations and warranties in the Credit Agreement.

SECTION 5. Expenses. The Company shall pay to the Administrative Agent all reasonable fees and expenses of its legal counsel incurred in connection with the execution of this Amendment.

SECTION 6. Certifications. The Company hereby certifies that (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Company has occurred and (b) no Default or Event of Default, other than the Subsidiary Default, has occurred and is continuing or will occur as a result of this Amendment.

SECTION 7. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Company, the Lenders and the Administrative Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02

THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company, the Lenders and the Administrative Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

LUBY’S, INC.,
a Delaware corporation

By:	/s/ Christopher J. Pappas
Christopher J. Pappas,
President and Chief Executive Officer

The undersigned Subsidiaries of the Borrower hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to this Amendment, and to acknowledge that without such consent and confirmation, Lenders would not execute this Amendment.

LUBY’S HOLDINGS, INC.,
a Delaware corporation,
LUBY’S LIMITED PARTNER, INC., a Delaware corporation,
LUBCO, INC., a Delaware corporation,
LUBY’S MANAGEMENT, INC., a Delaware corporation,
LUBY’S BEVCO, INC., a Texas corporation, and
LUBY’S FUDDRUCKERS RESTAURANTS, LLC, a Texas limited liability company

By:	/s/ Christopher J. Pappas
Christopher J. Pappas,
President and Chief Executive Officer

[signature page to Fifth Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Missy Collura
Name: Missy Collura
Title: Vice President

[signature page to Fifth Amendment to Credit Agreement]

AMEGY BANK, NATIONAL ASSOCIATION

By:	/s/ Kelly Nash
Name: Kelly Nash
Title: Assistant Vice President

[signature page to Fifth Amendment to Credit Agreement]

Schedule 1.01(b)

Scheduled Real Property

Location	Address	City	County	State	Zip
Luby’s: Austin #5	13817 U.S. Highway 183 N	Austin	Travis	TX	78750
Luby’s: Houston #12	13451 Northwest Freeway	Houston	Harris	TX	77040
Luby’s: Houston #8	730 FM 1960 West	Houston	Harris	TX	77090
Luby’s: Fort Worth #7	3801 Northeast Loop 820	Fort Worth	Tarrant	TX	76137
Luby’s: San Antonio #24	11811 West Loop 1604 N	San Antonio	Bexar	TX	78023
Luby’s: Fort Worth #8	5901 South Hulen St.	Fort Worth	Tarrant	TX	76132
Luby’s: Arlington #3	5471 South Cooper Street	Arlington	Tarrant	TX	76013
Luby’s: Houston #26	1600 Nasa Road One	Houston	Harris	TX	77058
Luby’s: San Antonio #17	13400 San Pedro Avenue	San Antonio	Bexar	TX	78216
Luby’s: Houston #27	5335 Gulf Freeway	Houston	Harris	TX	77023
Luby’s: Fort Worth #5	3312 Southeast Loop 820	Forest Hill	Tarrant	TX	76140
Luby’s: San Antonio #21	8511 Tesoro Drive	San Antonio	Bexar	TX	78217
Luby’s: Houston #11	108 West Greens Road	Houston	Harris	TX	77067
Luby’s: Deer Park	4709 Center St.	Deer Park	Harris	TX	77536
Luby’s: Mesquite #1	3301 Gus Thomasson Road	Mesquite	Dallas	TX	75150
Luby’s: San Marcos	200 IH-35 North	San Marcus	Hays	TX	78666
Luby’s: Corpus Christi #3	1510 South Padre Island Dr.	Corpus Christi	Nueces	TX	78411
Luby’s: Stafford	10575 West Airport Blvd.	Stafford	Fort Bend	TX	77477
Luby’s: Weslaco	2001 Expressway 83 West	Weslaco	Hidalgo	TX	78596
Luby’s: Bellmead	951 North Loop 340	Bellmead	McLennan	TX	76705
Luby’s: Mission	701 East Expressway 83	Mission	Hidalgo	TX	78572
Luby’s: Baytown	1201 West Baker Road	Baytown	Harris	TX	77521
Luby’s: Beaumont	2695 Interstate 10 East	Beaumont	Jefferson	TX	77702
Luby’s: Del Rio	2211 Avenue F	Del Rio	Val Verde	TX	78840
Luby’s: El Paso #4	1188 Hawkins Boulevard	El Paso	El Paso	TX	79925
Luby’s: Harlingen #2	822 Dixeland Road	Harlingen	Cameron	TX	78552
Huntsville Seafood	139 IH 45 North	Huntsville	Walker	TX	77320
Luby’s: Temple	3925 South General Bruce Dr.	Temple	Bell	TX	76502
Luby’s: Houston #20	1727 Old Spanish Trail	Houston	Harris	TX	77054
Luby’s: Houston #28	19668 Northwest Freeway	Houston	Harris	TX	77065
Luby’s: Houston #4	2730 Fondren Road	Houston	Harris	TX	77063
Luby’s: San Antonio #23	18206 Blanco Road	San Antonio	Bexar	TX	78258
Luby’s: San Antonio #12	5307 Walzem Road	Windcrest	Bexar	TX	78239
Luby’s: Austin #3	1410 E. Anderson Lane	Austin	Travis	TX	78752
Luby’s: Austin #4	8176 N. Mopac Expressway	Austin	Travis	TX	78759
Luby’s: Houston #22	485 S. Mason Road	Katy	Harris	TX	77450
Luby’s: Houston #21	7933 Veterans Memorial Dr.	Houston	Harris	TX	77088
Luby’s: Woodlands	922 Lake Front Circle	Woodlands	Montgomery	TX	77380

Luby’s: Fort Worth #4	1200 Bridgewood Drive	Fort Worth	Tarrant	TX	76112
Luby’s: Edinburg	2201 W.Univerity Drive	Edinburg	Hidalgo	TX	78539
Luby’s: San Antonio #11	944 Southeast Military Dr.	San Antonio	Bexar	TX	78214
Luby’s: Dallas #3	13455 Midway Road	Dallas	Dallas	TX	75244
Luby’s: Laredo #1	710 W. Calton Road	Laredo	Webb	TX	78041
Luby’s: Brownsville #1	2124 Boca Chica Blvd	Brownsville	Cameron	TX	78521
Luby’s: Conroe	201 Longmire Rd.	Conroe	Montgomery	TX	77304
Luby’s: De Soto	801 N.Beckley Rd.	Desoto	Dallas	TX	75115
Luby’s: Duncanville	926 E. Highway 67	Duncanville	Dallas	TX	75137
Luby’s: Harlingen #1	2506 S. 77 Sunshine Strip	Harlingen	Cameron	TX	78550
Luby’s: Houston #5	11250 Northwest Freeway	Houston	Harris	TX	77092
Lubys: Houston #10	12405 East Freeway	Houston	Harris	TX	77015
Lubys: Corpus Christi #4	5730 Saratoga Blvd	Corpus Christi	Nueces	TX	78414
Lubys: Houston #18	11595 Fuqua	Houston	Harris	TX	77034
Lubys: Richardson	300 W.Campbell Road	Richardson	Dallas	TX	75080
Lubys: San Antonio #19	9251 Floyd Curl Drive	San Antonio	Bexar	TX	78240
Fuddruckers #5	7511 FM 1960 West	Houston	Harris	TX	77064
Fuddruckers #8	2040 Nasa Road One	Houston	Harris	TX	77058
Fuddruckers #9	855 Normandy	Houston	Harris	TX	77015
Fuddruckers #13	2475 Kirkwood	Houston	Harris	TX	77077
Fuddruckers #24	2290 Buckthorne Place	Woodlands	Montgomery	TX	77380
Fuddruckers #26	11950 Kurland	Houston	Harris	TX	77034
Fuddruckers #355	25407 Bell Patina Dr.	Katy	Fort Bend	TX	77494

2

SCHEDULE 2.01

Lender	Commitments

Wells Fargo Bank, National Association	$25,000,000

Amegy Bank National Association	$25,000,000

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he or she is the                      of LUBY’S, INC., a Delaware corporation (the “Borrower”), and that as such he or she is authorized to execute this certificate on behalf of the Borrower pursuant to the Credit Agreement (the “Agreement”) dated as of November 9, 2009, by and among Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the lenders therein named; and that a review has been made under his or her supervision with a view to determining whether the Loan Parties have fulfilled all of their respective obligations under the Agreement, the Notes and the other Loan Documents; and further certifies, represents and warrants that to his or her knowledge (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a) The financial statements delivered to the Administrative Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of quarterly financial statements, to normal changes resulting from year-end adjustments and the absence of certain footnotes).

(b) As of the date hereof, [no Default or Event of Default] [a Default] has occurred and is continuing. [If a Default has occurred, specify the details thereof and any action taken or proposed to be taken with respect thereto.]

(c) The compliance with the provisions of Sections 5.13 and 6.13 as the effective date of the financial statements delivered to the Administrative Agent concurrently with this Compliance Certificate is as follows:

(i)	Section 5.13(a) – Debt Service Coverage Ratio

Actual	Required

to 1.00	to 1.00

(ii)	Section 5.13(b) – EBITDA

Actual	Required

$	$

EXHIBIT B

(iii)	Section 5.13(c) – Tangible Net Worth

Actual	Required

$	$

(iv)	Section 5.13(d) – Net Profit – First Three Fiscal Quarters of 2012 (1Q12, 2Q12 and 3Q12)

Actual	Required

$	Net Profit of not less than $1.00 for at least one of the first three fiscal quarters of the Borrower’s 2012 fiscal year

(v)	Section 5.13(e) – Net Profit - Two Consecutive Quarters (4Q12 and later)

Actual	Required

$	Net Profit of not less than $1.00 for at least one of any two consecutive fiscal quarters beginning with the two consecutive fiscal quarters ending with the fourth fiscal quarter of the Borrower’s 2012 fiscal year

(vi)	Section 5.13(f) – Net Profit – Four Consecutive Quarters

Actual	Required

$	Net Profit of not less than $1.00 for any period of four consecutive fiscal quarters beginning with the four consecutive fiscal quarters ending with the fourth quarter of the Borrower’s 2011 fiscal year

EXHIBIT B

3

(vii)	Section 6.13 – Capital Expenditures

Year to Date Actual	Year to Date Permitted

$	$

(d) There has been no change in GAAP or in the application thereof since the Effective Date which would reasonably be expected to affect the calculation of the financial covenants set forth in the Agreement or, if any such change has occurred, the effects of such change on the financial statements of the respective Loan Parties are specified on an attachment hereto.

(e) Since the date of the Agreement, no event has occurred which would be reasonably likely to have a Material Adverse Effect.

EXHIBIT B

4

DATED as of                     , 201  .

[SIGNATURE OF AUTHORIZED OFFICER]

EXHIBIT B

5